ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            REALTY TECHNOLOGIES, INC.


         The undersigned corporation adopts the following Articles of Amendment of the Articles of Incorporation of said corporation.

          1.      The name of the corporation is Realty Technologies, Inc.
          2. The Articles of Incorporation, as filed on May 25, 1999, are hereby amended by amending Article I thereof to provide as follows:

                                   ARTICLE I.

          The name of the corporation is EQUINTA CORP.


         3. The foregoing amendment was adopted by sole member of the board of directors of the corporation on August 5,1999 Shareholder action was not required.




         EXECUTED on August 5, 1999.
                  -----------



                                                        EQUINTA CORP.




                                                       BY:/s/ James L. Vandeberg
                                                       -------------------------
                                                       James L. Vandeberg, sole
                                                       director Chairman of the
                                                       Board of Directors